Exhibit 99.1

EDITORIAL CONTACT:	PRGP10012

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Second Quarter 2010 Results

Highlights:

•      GAAP net income of $108 million, or $0.31 per share

•      Non-GAAP earnings of $152 million, or $0.43 per share(1)

•      Orders of $1.35 billion, up 31 percent from last year; revenue of $1.27 billion, up 16 percent from one year ago

•      Cash flow from operations of $224 million

•      Restructuring actions to achieve $525 million of annualized savings completed

•      Third quarter non-GAAP earnings guidance (excluding Varian) of $0.43 - $0.45 per share(2)  compares to $0.15 per share(2) one year ago

•      Raising expected fiscal year 2010 non-GAAP earnings (excluding Varian) to be in the range of $1.70 - $1.75 per share(2)

•      Varian acquisition closed May 14, 2010.  Expected to add $0.08 to fiscal year 2010 non-GAAP earnings per share(2)

SANTA CLARA, Calif., May 17, 2010 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.27 billion for the second fiscal quarter ended April 30, 2010, 16 percent above one year ago, 13 percent on a currency-adjusted basis. Second quarter GAAP net income was $108 million, or $0.31 per diluted share. Last year’s second quarter GAAP net loss was $101 million, or ($0.29) per share.

During the second quarter, Agilent had restructuring charges of $22 million, Varian-related acquisition costs of $10 million, and $9 million of non-cash amortization. Excluding these items and $3 million of other net charges, Agilent reported second quarter adjusted net income of $152 million, or $0.43 per share.(1) On a comparable basis, the company earned $44 million, or $0.13 per share(1), one year ago.

Bill Sullivan, Agilent president and CEO, said, “Overall, Agilent had a very solid second quarter. From a market perspective, we saw year-over-year revenue growth in every region and most of the key markets that we serve. All of our businesses performed well.”

Chemical Analysis revenues were up 19 percent above one year ago as demand continued to improve in applied markets. Food safety, petrochemical and environmental markets all reflected double-digit growth. Consumables, services and support businesses also remained strong.

Life Sciences revenues were 12 percent ahead of last year. Demand was solid from academia and government customers. Reductions in pharmaceutical R&D were offset by growth in developing countries, as well as biotech spending.

Second quarter Electronic Measurement revenues were up 18 percent from one year ago, rebounding to almost $700 million. Agilent’s general purpose markets continued to strengthen, led by an overall improvement in the economy and demand in electronics and semiconductors. On May1, the divestiture of the Network Services business was completed.

Second quarter ROIC of 23 percent(3) compared with 8 percent(3) one year ago. Inventory Days on Hand decreased by 16 days to 91 days, while Receivables

Days Sales Outstanding, at 47, remained the same compared with a year ago. Agilent generated $224 million of cash from operations during the second quarter, ending the quarter with $1.4 billion of net cash.

Looking ahead, Sullivan said, “As the economic recovery continues to gain momentum, we believe that Agilent is in an excellent position to respond to the opportunities of its markets around the world.”

Agilent’s acquisition of Varian, Inc. closed on May 14, 2010. Varian is expected to add about $370 million of additional revenue in the second half of Agilent’s fiscal year 2010, as well increase earnings per share by 8 cents.

Excluding the impact of the Varian acquisition, fiscal third quarter revenues are expected to be about 16 to 19 percent above last year, while non-GAAP earnings are expected to be in the range of $0.43 to $0.45 per share(2) compared with $0.15 one year ago. For the full fiscal year 2010, excluding the impact of the Varian acquisition, Agilent expects stand-alone revenues to be up roughly 12 percent and non-GAAP earnings to be in the range of $1.70 to $1.75 per share.(2)

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 16,000 employees serve customers in more than 110 countries. Agilent had net revenues of $4.5 billion in fiscal 2009. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its second quarter FY2010 financial results on a conference call with investors today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2010 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 5:30 p.m. (Pacific) today through May 24, 2010. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 89660297.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the third quarter and full fiscal year 2010. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate Varian, Inc. and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended January 31, 2010. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP earnings and non-GAAP earnings per share are defined to exclude primarily the impacts of restructuring and asset impairment charges, transformation initiatives, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. A reconciliation between non-GAAP earnings and GAAP net earnings is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q310 and full fiscal year 2010 excludes primarily the impacts of future restructuring and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

(3) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2010	2009	Inc/(Dec)

Orders	$1,346	$1,026	31%

Net revenue	$1,271	$1,091	16%

Costs and expenses:
Cost of products and services	560	561	—
Research and development	150	170	(12)%
Selling, general and administrative	407	407	—
Total costs and expenses	1,117	1,138	(2)%

Income (loss) from operations	154	(47)	(428)%

Interest income	3	6	(50)%
Interest expense	(22)	(23)	(4)%
Other income (expense), net	4	6	(33)%

Income (loss) before taxes	139	(58)	(340)%

Provision for taxes	31	43	(28)%

Net income (loss)	$108	$(101)	(207)%

Net income (loss) per share:
Basic	$0.31	$(0.29)
Diluted	$0.31	$(0.29)

Weighted average shares used in computing net income (loss) per share:
Basic	348	344
Diluted	354	344

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2010	2009	Inc/(Dec)

Orders	$2,566	$2,141	20%

Net revenue	$2,484	$2,257	10%

Costs and expenses:
Cost of products and services	1,113	1,138	(2)%
Research and development	299	339	(12)%
Selling, general and administrative	824	803	3%
Total costs and expenses	2,236	2,280	(2)%

Income (loss) from operations	248	(23)	(1178)%

Interest income	6	20	(70)%
Interest expense	(45)	(46)	(2)%
Other income (expense), net	13	18	(28)%

Income (loss) before taxes	222	(31)	(816)%

Provision for taxes	35	6	483%

Net income (loss)	$187	$(37)	(605)%

Net income (loss) per share:
Basic	$0.54	$(0.11)
Diluted	$0.53	$(0.11)

Weighted average shares used in computing net income (loss) per share:
Basic	348	348
Diluted	354	348

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	April 30,	October 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$2,646	$2,479
Short-term restricted cash and cash equivalents	1,552	—
Short-term investments	11	14
Accounts receivable, net	669	595
Inventory	546	552
Other current assets	288	321
Total current assets	5,712	3,961

Property, plant and equipment, net	831	845
Goodwill	644	655
Other intangible assets, net	126	167
Long-term restricted cash and cash equivalents	11	1,566
Long-term investments	158	163
Other assets	285	255
Total assets	$7,767	$7,612

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$362	$307
Employee compensation and benefits	346	336
Deferred revenue	311	285
Short-term debt	1,501	1
Other accrued liabilities	189	194
Total current liabilities	2,709	1,123

Long-term debt	1,393	2,904
Retirement and post-retirement benefits	483	498
Other long-term liabilities	550	573
Total liabilities	5,135	5,098

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 576 million shares at April 30, 2010 and 566 million shares at October 31, 2009 issued	6	6
Treasury stock at cost; 228 million shares at April 30, 2010 and 220 million shares at October 31, 2009	(7,892)	(7,627)
Additional paid-in-capital	7,802	7,552
Retained earnings	2,947	2,760
Accumulated other comprehensive loss	(239)	(185)
Total stockholders’ equity	2,624	2,506
Non controlling interest	8	8
Total equity	2,632	2,514
Total liabilities and equity	$7,767	$7,612

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2010	2010
Cash flows from operating activities:
Net income	$108	$187

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	36	75
Share-based compensation	13	38
Deferred taxes	(39)	45
Excess and obsolete and inventory-related charges	7	13
Asset impairment charges	—	19
Loss on divestiture	3	3
Loss on sale of assets	1	1
Changes in assets and liabilities:
Accounts receivable	(51)	(93)
Inventory	(16)	(17)
Accounts payable	47	55
Employee compensation and benefits	79	18
Other assets and liabilities	36	(90)
Net cash provided by operating activities (a)	224	254

Cash flows from investing activities:
Investments in property, plant and equipment	(29)	(54)
Proceeds from sale of property, plant and equipment	1	1
Proceeds from sale of investment securities	4	8
Change in restricted cash and cash equivalents	2	4
Proceeds from divestiture, net	20	20
Acquisition of businesses and intangible assets, net of cash acquired	—	(12)
Net cash used in investing activities	(2)	(33)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	121	224
Repayment of long-term debt	(15)	(15)
Treasury stock repurchases	(165)	(265)
Net cash used in financing activities	(59)	(56)

Effect of exchange rate movements	2	2

Net increase in cash and cash equivalents	165	167

Cash and cash equivalents at beginning of period	2,481	2,479

Cash and cash equivalents at end of period	$2,646	$2,646

(a) Cash payments included in operating activities:

Restructuring payments	25	66
Income tax payments	4	26

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2010	Diluted EPS	2009	Diluted EPS	2010	Diluted EPS	2009	Diluted EPS

Net income (loss) per GAAP	$108	$0.31	$(101)	$(0.29)	$187	$0.53	$(37)	$(0.11)
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	16	0.05	86	0.25	50	0.14	128	0.37
Asset impairments	—	—	9	0.03	14	0.04	23	0.07
Intangible amortization	9	0.03	12	0.03	19	0.05	24	0.07
Transformational restructuring	6	0.02	—	—	15	0.04	—	—
Litigation settlement	—	—	—	—	(1)	—	—	—
Patent litigation judgement	—	—	—	—	—	—	(6)	(0.02)
Business divestitures	8	0.02	—	—	9	0.03	—	—
Varian acquisition and integration costs	10	0.03	—	—	27	0.08	—	—
Acceleration of share-based compensation related to workforce reduction	1	—	3	0.01	1	—	3	0.01
Other	1	—	4	0.01	3	0.01	6	0.02
Adjustment for taxes	(7)	(0.03)	31	0.09	(37)	(0.11)	(25)	(0.08)
Non-GAAP net income	$152	$0.43	$44	$0.13	$287	$0.81	$116	$0.33

Historical amounts are reclassified to conform with current period presentation

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q2’10	Q2’09	Q1’10
Orders	$331	$287	$336
Revenues	$334	$298	$340
Gross Margin, %	55%	55%	54%
Income from Operations	$48	$44	$55
Segment Assets	$1,107	$1,052	$1,162
Return On Invested Capital (a) , %	18%	17%	21%

Chemical Analysis

	Q2’10	Q2’09	Q1’10
Orders	$231	$194	$242
Revenues	$238	$200	$244
Gross Margin, %	54%	53%	55%
Income from Operations	$57	$45	$67
Segment Assets	$527	$467	$529
Return On Invested Capital (a) , %	48%	40%	60%

Electronic Measurement

	Q2’10	Q2’09	Q1’10
Orders	$784	$545	$642
Revenues	$699	$593	$629
Gross Margin, %	59%	50%	57%
Income (loss) from Operations	$100	$(22)	$58
Segment Assets	$2,284	$2,217	$2,243
Return On Invested Capital (a) , %	20%	-4%	13%

Historical amounts are reclassified to conform with current period presentation

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income (loss) from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	Agilent		LSG	CAG	EMG	Agilent		LSG	CAG	EMG
	Q2’10	Q2’10	Q2’10	Q2’10		Q2’09	Q2’09	Q2’09	Q2’09		Q1’10	Q1’10	Q1’10
Numerator:
Non-GAAP income (loss) from operations	$48	$57	$100	$201		$44	$45	$(22)	$67		$55	$67	$58
Less:
Taxes and Other (income)/expense	8	12	13	34		6	8	(6)	10		9	14	5

Segment return	40	45	87	167	(a)	38	37	(16)	57	(a)	46	53	53

Segment return annualized	$160	$180	$348	$669		$152	$148	$(64)	$228		$184	$212	$212

Denominator:
Segment assets (b)	$1,107	$527	$2,284	$3,917		$1,052	$467	$2,217	$3,734		$1,162	$529	$2,243
Less:
Net current liabilities (c)	245	165	609	1,019		179	114	563	848		221	148	515
Invested capital	$862	$362	$1,675	$2,898		$873	$353	$1,654	$2,886		$941	$381	$1,728

Average invested capital	$902	$372	$1,702	$2,973		$886	$367	$1,697	$2,957		$877	$354	$1,617

ROIC	18%	48%	20%	23%		17%	40%	-4%	8%		21%	60%	13%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)         Agilent return is equal to non-GAAP net income from operations of $152 million plus net interest expense after tax of $15 million for Q2’10, and $44 million plus net interest expense after tax of $13 million for Q2’09. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income from operations to GAAP income (loss) from operations.

(b)        Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)         Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	July 31,
	2009	Diluted EPS

Net loss per GAAP	$(19)	$(0.06)
Non-GAAP adjustments:
Restructuring and other related costs	69	0.20
Asset impairments	11	0.03
Loss on divestitures	23	0.07
Intangible amortization	11	0.03
Pension curtailment	(13)	(0.04)
Acceleration of share-based compensation related to workforce reduction	1	—
Other	6	0.02
Adjustment for taxes	(36)	(0.10)
Non-GAAP net income	$53	$0.15

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.